Exhibit 24.3

POWER OF ATTORNEY

      The undersigned as a Section 16 reporting person of Cortexyme, Inc. (the
"Company"),
hereby constitutes and appoints Chris Lowe, Kristen Gafric and Casey Lynch, and each of them,
the undersigned's true and lawful attorney-in-fact to:

(1) execute, deliver and file for and on behalf of the undersigned, Forms 3, 4, and 5 in
accordance with Section 16(a) of the Exchange Act;

(2) do and perform any and all acts for and on behalf of the undersigned which may
be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(4) take any other action of any type whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it being understood that the
documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to
do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done
in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes
as the undersigned might or could do if personally present, with full power of substitution or
revocation, hereby ratifying and confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this
power of attorney and the rights and powers herein granted.  The undersigned acknowledges that
the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are
not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply
with Section 16 of the Exchange Act.  The undersigned further acknowledges and agrees that the
attorney-in-fact and the Company are relying on written and oral information provided by the
undersigned to complete such forms and the undersigned is responsible for reviewing the
completed forms prior to their filing.  The attorney-in-fact and the Company are not responsible
for any errors or omissions in such filings.  The attorney-in-fact and the
Company are not
responsible for determining whether or not the transactions reported could be matched with any
other transactions for the purpose of determining liability for short-swing profits under
Section 16(b).

      This Power of Attorney shall remain in full force and effect until the undersigned is no
longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and
transactions in securities issued by the Company, unless earlier revoked by the undersigned in a
signed writing delivered to the Company and the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be
executed as of this 8th day of May, 2019.

Takeda Pharmaceuticals International AG

By: /s/ Andrea Ferrari
Signature
Name: Andrea Ferrari
Title: VP, Regional General Counsel Europe and Canada